SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2009

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement.

On October 23, 2009, we entered in to an Extension Option and Securities Amendment, which extends the due dates of certain convertible promissory notes issued by the company to investor Agile Opportunity Fund, LLC in May 2008 with an aggregate original face amount of $727,273 and an original maturity date of May 30, 2010 (“May 2008 Notes”).  The Extension Option and Securities Amendment provides the company with theoption to extend the maturity date of the May 2008 Notes by successive one month periods up to December 31, 2010.  In consideration for the option to extend the maturity date of the May 2008 Notes, the company agreed to issue 500,000 shares of its restricted common stock to the investor, lower the conversion price of the May 2008 Notes to $0.10 per share, which means the May 2008 Notes are currently convertible into 7,272,730 shares of company common stock in the aggregate, and, for every month the maturity date of the May 2008 Notes has been extended, the company agrees to increase the principal amount of each of the May 2008 Notes by one and one-half percent of the then current principal amount.

On October 16, 2009, we entered in to an Extension and Modification Agreement, which extends the due date of a convertible promissory note issued by the company to investor Agile Opportunity Fund, LLC September 2008 with an aggregate original face amount of $180,000 and an original maturity date of September 26, 2009 (“September 2008 Note”). The Extension and Modification Agreement extends the original maturity date of the September 2008 Note to December 26, 2009.  In consideration for such extension, the company agreed to issue 500,000 shares of its restricted common stock to the investor and increase the face of the note to $187,500.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Sections 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D adopted thereunder.

 Item 3.02- Unregistered Sales of Equity Securities.

On October 23, 2009, we entered in to a securities purchase and subscription agreement with one accredited investor whereby we raised cash proceeds of $100,000 through a private placement for the issuance of 3,333,333 restricted shares of our common stock.

On October 23, 2009, we issued 511,344 restricted shares of our common stock as payment for $15,340 interest due pursuant to our convertible promissory notes issued in October 2007.

Between September 8, 2009, and October 23, 2009 we issued 300,000 restricted shares of our common stock as payment for $16,500 of professional services provided to the company.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Sections 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D adopted thereunder.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2009 our sole Director granted compensation options to purchase up to 2,750,000 and 2,250,000 shares of our common stock at an exercise price of $0.05 to our Chief Executive Officer and Chief Financial Officer, respectively, pursuant to our amended 2007 Employee Stock Option Plan.

Item 8.01—Other  Events

In addition to the option grants discussed in Item 5.02, our sole Director granted compensation options to purchase an aggregate of 6,900,000 shares of our common stock at an exercise price of $.05 per share to our employees pursuant to our amended 2007 Employee Stock Option Plan.

Item 9.01—Financial Statement and Exhibits

99.01	Form Securities Purchase and Subscription Agreement incorporated by reference from the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 7, 2008.

99.02	Extension Option and Securities Amendment Agreement between DigitalPost Interactive, Inc. and Agile Opportunity Fund, LLC, dated October 23, 2009.

99.03	Extension and Modification Agreement between DigitalPost Interactive, Inc. and Agile Opportunity Fund, LLC, dated October 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       November 3, 2010